As filed with the Securities and Exchange Commission on June 13, 2005

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BLACKBOARD INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-2081178 (I.R.S. Employer Identification No.)

1899 L Street, N.W. Washington, DC (Address of Principal Executive Offices)	20036 (Zip Code)

Amended and Restated 2004 Stock Incentive Plan
(Full Title of the Plan)

Matthew L. Pittinsky
Chairman of the Board of Directors
1899 L Street, N.W.
Washington, DC 20036
(Name and Address of Agent For Service)
(202) 463-4860
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities		Proposed		Proposed
to be Registered	Amount to be	Maximum		Maximum		Amount of
	Registered(1)	Offering Price Per		Aggregate		Registration Fee
		Share		Offering Price
Common Stock, $0.01 par value per share	462,308 shares	$20.585	(2)	$9,516,610.18	(2)	$1,120.11

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on June 9, 2005.

Statement of Incorporation by Reference

     This Registration Statement on Form S-8 relating to the Amended and Restated 2004 Stock Incentive Plan of Blackboard Inc. (the “Registrant”) incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-116612, filed by the Registrant with the Securities and Exchange Commission on June 18, 2004, relating to the Registrant’s 2004 Stock Incentive Plan, except for the information required by Items 5 and 8, which is contained below.

Item 5. Interests of Named Experts and Counsel.

     Matthew H. Small, Esq., the Registrant’s General Counsel, has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on this 13th day of June, 2005.

BLACKBOARD INC.

By: /s/ Michael L. Chasen
       Michael L. Chasen
       Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Blackboard Inc., hereby severally constitute and appoint Michael L. Chasen, Peter Q. Repetti, Matthew H. Small and Brent B. Siler, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Blackboard Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael L. Chasen	Chief Executive Officer and Director	June 13, 2005
Michael L. Chasen	(Principal Executive Officer)

/s/Peter Q. Repetti	Chief Financial Officer (Principal Financial	June 13, 2005
Peter Q. Repetti	Officer)

/s/ Michael J. Beach	Vice President, Finance (Principal	June 13, 2005
Michael J. Beach	Accounting Officer)

/s/ Matthew L. Pittinsky	Chairman of the Board of Directors	June 13, 2005
Matthew L. Pittinsky

/s/ Frank R. Gatti	Director	June 13, 2005
Frank R. Gatti

/s/ Steven B. Gruber	Director	June 13, 2005
Steven B. Gruber

Director
Arthur E. Levine

Signature	Title	Date
/s/ E. Rogers Novak, Jr.	Director	June 13, 2005
E. Rogers Novak, Jr.

/s/ William Raduchel	Director	June 13, 2005
William Raduchel

INDEX TO EXHIBITS

Number	Description

4.1(1)	Fourth Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Matthew H. Small, counsel to the Registrant

23.1	Consent of Matthew H. Small (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

______________

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113332) and incorporated herein by reference.